Exhibit 10.1

AMENDMENT AND EXCHANGE AGREEMENT

AMENDMENT AND EXCHANGE AGREEMENT (the “Agreement”) is made as of the ___ day of April, 2017, by and between, Great Basin Scientific, Inc., a Delaware corporation (the “Company”), and the investor signatory hereto (the “Investor”).

WHEREAS, reference is hereby made to (a) that certain Securities Purchase Agreement, dated December 28, 2015, by and among the Company, the Investor and certain other buyers signatory thereto (the “2015 SPA”), pursuant to which the Investor and such other buyers acquired (i) senior secured convertible notes issued pursuant to the 2015 SPA (the “2015 Notes”) and (ii) warrants to acquire shares of the Company's common stock, par value $0.0001 per share (the ”Common Stock”) issued pursuant to the 2015 SPA (the “2015 Warrants”), (b) that certain Securities Purchase Agreement, dated June 29, 2016, by and among the Company, the Investor and certain other buyers signatory thereto (the “2016 SPA”), pursuant to which the Investor and such other buyers acquired (i) senior secured convertible notes issued pursuant to the 2016 SPA (as amended prior to the date hereof, the “2016 Notes”, and upon conversion, the “2016 Note Conversion Shares”) and (ii) warrants to acquire shares of Common Stock issued pursuant to the 2016 SPA (the “2016 Warrants”) and (c) that certain Amended and Restated Exchange Agreement, dated November 2, 2016, by and between the Company and the Investor (the “2016 Exchange Agreement”), pursuant to which the Company exchanged all outstanding 2015 Notes for Series F Convertible Preferred Stock, $0.001 par value (the “Existing Preferred Stock”), the terms of which are set forth in the Certificate of Designations for such series of Preferred Stock (the “Existing Certificate of Designations”).

WHEREAS, as of the date hereof the Investor holds (i) such aggregate number of Existing Preferred Stock (the “Existing Preferred Shares”, and the aggregate stated value of such Existing Preferred Shares, the “Preferred Amount”), (ii) 2015 Warrants to purchase such aggregate number of shares of Common Stock (the “Existing 2015 Warrants”), (iii) 2016 Warrants to purchase such aggregate number of shares of Common Stock (the “Existing 2016 Warrants”, and together with the Exchange 2015 Warrants, the “Existing Warrants”), (iv) such aggregate principal amount of a 2016 Note (the “Existing 2016 Note”, and such aggregate principal amount, the “2016 Note Amount”) and (v) such aggregate principal amount of a Series B Note (as defined in the 2017 Exchange Agreement (as defined below)) (the “Existing Series B Note” :, and such aggregate principal amount after giving effect to any applicable Current Control Account Holder Release (as defined below), the “Series B Note Amount”), in each case, as set forth on the signature page of the Investor hereto.

WHEREAS, pursuant to that certain Exchange Agreement, dated April 7, 2017, by and between the Company and the Investor (the “2017 Exchange Agreement”), the Company and the Investor agreed, among other things, (i) to exchange a portion of the Investor’s original 2016 Note into the Existing Series B Note, (ii) to exchange a portion of the Investor’s Existing Preferred Stock into shares of Common Stock in the Preferred Conversion (as defined in the 2017 Exchange Agreement) (such shares of Common Stock, the “Exchanged Preferred Conversion Shares”) and (iii), subject to the satisfaction of certain conditions, to exchange the remaining 2016 Notes,

2015 Warrants, 2016 Warrants and Existing Preferred Stock, respectively, of the Investor into new senior secured notes of the Company.  Unless otherwise indicated, capitalized terms not defined herein shall have the meaning as set forth in the 2017 Exchange Agreement.

WHEREAS, subject to the terms and conditions set forth herein, the Company and the Investor desire to effect the following transactions: (i) the Company shall exchange (the “New Series B Exchange”) the Existing Series B Note of the Investor for a new senior secured convertible note in the form attached hereto as Exhibit B (the “New Series B Note”, and as converted the “New Series B Conversion Shares”), (ii) in lieu of the Qualified Financing Exchange and the Adjustment Exchange, the Company shall exchange (the “New Series A Exchange”, and together with the New Series B Exchange, the “Exchanges”) the Existing Preferred Shares and the Existing 2017 Note into new senior secured convertible notes in the form attached hereto as Exhibit A (the “New Series A Notes”, and together with the New Series B Notes, the "New Notes", and as converted, the "New Series A Conversion Shares" and together with the New Series B Conversion Shares, the "New Conversion Shares"), and (iii) upon the consummation of the Series A Exchange, the Existing Warrants shall be automatically cancelled for no additional consideration.

WHEREAS, the Exchanges are being made in reliance upon the exemption from registration provided by Section 4(a)(2) and Rule 144(d)(3)(ii) of the Securities Act of 1933, as amended (the “1933 Act”).

WHEREAS, concurrently herewith, the Company is entering into agreements with holders of 2015 Warrants, Existing Preferred Stock, Exchanged Preferred Conversion Shares, 2016 Warrants, Series B Notes and 2016 Notes (each, an “Other Investor” and together with the Investor, the “Investors”, and such agreements, each an “Other Agreement”) substantially in the form of this Agreement (other than with respect to the identity of the Investor, any provision regarding the reimbursement of legal fees and proportional changes reflecting the different holdings of such Other Investors).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the promises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

Exchanges; Existing Warrant Cancellation

.  On the date hereof (or such other date and time as is mutually agreed to in writing by the Company and the Required Holders (as defined in the Existing Series B Notes)) (the “Closing Date”, and the Closing, the “Closing”), the Investor shall, and the Company shall (i) pursuant to Section 4(a)(2) and Rule 144(d)(3)(ii) of the 1933 Act, exchange (x) the Existing Series B Note for a New Series B Note with an initial aggregate principal amount equal to the Series B Note Amount (such notes to be issued hereunder at the Closing, collectively, the “New Series B Notes”, and as converted, the “New Series B Conversion Shares”), (y) the Existing 2016 Note for a New Series A Note with an initial aggregate principal amount equal to the 2016 Note Amount and (z) the Existing Preferred Shares for a New Series A Note with an initial aggregate principal amount equal to the Preferred Amount.  Immediately following the consummation of the Exchanges, the Existing Warrants shall automatically be cancelled for no additional consideration.  As part of the Exchanges, the following transactions shall occur:

(a)As of the Closing Date, the Existing Series B Note, the Existing 2016 Note, the Existing Preferred Shares and the Existing Warrants (collectively, the “Existing Securities”) shall be free and clear of all Liens.  Upon receipt of the New Notes in accordance herewith, all of the Investor’s rights under the Existing Securities shall be extinguished (including, without limitation, the rights to receive any accrued and unpaid interest thereon or any other shares of Common Stock with respect thereto).

(b)On the Closing Date, the Company shall issue the New Notes to the Investor (or its designee).  On the Closing Date, the Investor shall be deemed for all corporate purposes to have become the holder of record of the New Notes and shall be entitled to exercise all of its rights with respect to the New Notes, including without limitation, the right to convert the New Notes in accordance with the terms thereof, irrespective of the date the Company delivers the certificate(s) evidencing the New Notes to the Investor.

(c)As of the Closing, the leak-out provisions set forth in Section 17(c) of the Existing Series B Notes shall be superseded by the leak-out provisions set forth in Section 17(c) of the New Series B Notes and shall apply to the Investor whether or not the Investor holds any 2016 Notes, New Series B Notes, Series B Notes or New Series A Notes or other securities of the Company.

(d)The Company and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchanges.

(e)The Exchanges shall take place at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178 on the Closing Date, or at such other time as the Company and the Required Holders mutually agree in writing, and may be undertaken remotely by electronic exchange of documentation.

Amendments

.  As of the time immediately prior to the Closing Date, the 2017 Exchange Agreement is hereby amended as follows

(a)Sections 2 and 3 of the Exchange Agreement are deleted in their entirety.

(b)The definition of “Series B Notes” shall be amended to include the New Series B Note to be issued hereunder.

(c)The definition of “Series A Notes” shall be amended to include the New Series A Note to be issued hereunder.

Closing Conditions

.

Condition’s to Investor’s Obligations

.  The obligation of the Investor to consummate the Closing is subject to the fulfillment, to the Investor’s reasonable satisfaction, prior to or at Closing, of each of the following conditions, provided that these conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

Representations and Warranties

(b).  The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) as of such specified date).

(c)Issuance of Securities.  At the Closing, the Company shall issue the securities of the Company to be issued in the Exchanges in accordance herewith on the books and records of the Company.

No Actions

(e).  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(f)Proceedings and Documents.  All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(g)No Event of Default.  On each Trading Day during the twenty (20) Trading Days immediately preceding the Closing Date, no Event of Default (as defined in the 2016 Notes and in any Series A Notes, Series B Notes or New Notes (collectively, the "Company Notes")) or Triggering Event (as defined in the Existing Certificate of Designations) or event that with the passage of time or giving of notice would constitute an Event of Default (as defined in any Company Notes) or Triggering Event (as defined in the Existing Certificate of Designations) shall have occurred (unless waived in writing by the Required Holders (as defined in the Series B Notes)).

(h)Listing.  On each Trading Day during the twenty (20) Trading Days immediately preceding the Closing Date, the Common Stock (I) shall be designated for quotation or listed on an Eligible Market (as defined in the Series B Notes) and (II) shall not have been suspended.

(i)No Material Non-Public Information.  As of the Closing Date, the Investor shall not be in possession of any material, nonpublic information received from the Company, any Subsidiary or its respective agents or Affiliates.

(j)No Public Information Failure.  As of the Closing Date, the Company shall have no knowledge of any fact that would cause any shares of Common Stock issued or issuable pursuant to the terms of any of the Company Notes or the Existing Certificate of Designations) not to be eligible for resale pursuant to (i) Rule 144 without any volume limitation by the Investor (including, without limitation, by virtue of an existing or expected Public Information Failure (as defined in the 2016 SPA)) or (ii) any applicable state securities laws.

Condition’s to the Company’s Obligations

.  The obligation of the Company to consummate the Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing in question, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

Representations and Warranties

(b).  The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which are accurate in all respects) on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which are accurate in all respects) as of such specified date).

(c)No Actions.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(d)Proceedings and Documents.  All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

Representations and Warranties of the Company

.  The Company hereby represents and warrants to Investor that:

Organization, Good Standing and Qualification

.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect (as defined below) on its business or properties.  As used in this Agreement, “Material Adverse Effect”

means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, if any, individually or taken as a whole, or on the transactions contemplated by this Agreement, the Exchange Documents (as defined in the 2017 Exchange Agreement), the New Notes or by the agreements and instruments to be entered into (or entered into) in connection herewith or therewith (collectively, the “New Exchange Documents”), or on the authority or ability of the Company to perform its obligations under this Agreement or the other New Exchange Documents.

Authorization

.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the other New Exchange Documents and the performance of all obligations of the Company hereunder and thereunder, and the authorization of all the transactions contemplated by this Agreement, including, without limitation, the issuance (and reservation for issuance) of the New Notes and the New Conversion Shares (collectively, the “New Securities”) have been taken on or prior to the date hereof.

Valid Issuance of the New Securities

.  The New Notes when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, and the New Conversion Shares when issued in accordance with the terms of the New Notes, for the consideration expressed therein, will be duly and validly issued, fully paid and non-assessable. The New Notes will be freely tradable and shall not be required to bear, and shall not bear, any 1933 Act or other restrictive legend. Upon conversion of the New Notes, the New Conversion Shares will be freely tradable and shall not be required to bear, and shall not bear, any 1933 Act or other restrictive legend.  The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue unrestricted New Notes and New Conversion Shares that are freely tradable on the principal Eligible Market (as defined in the Series B Notes) on which the Common Stock then trades without restriction and not containing any restrictive legend without the need for any action by the Investor.

Offering

.  Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the New Securities.  The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by the Investor or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to ROTH Capital Partners, LLC, as placement agent (the “Placement Agent”) in connection with the sale of the New Securities.  The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.  The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the New Securities.  Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the New Securities. The offer and issuance of the New Securities as contemplated by this Agreement are exempt from the registration requirements of the 1933 Act and the qualification or registration requirements of state securities laws or other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

Compliance With Laws

.  The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect, and the Company has not received written notice of any such violation.

Consents; Waivers

.  No consent, waiver, approval or authority of any nature, or other formal action, by any Person, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

Acknowledgment Regarding Investor’s Purchase of New Securities

. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the other New Exchange Documents and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144 promulgated under the 1933 Act), or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the New Exchange Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the New Exchange Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s acceptance of the securities to be issued to the Investor pursuant to the terms and conditions set forth in this Agreement.  The Company further represents to the Investor that the Company’s decision to enter into the New Exchange Documents has been based solely on the independent evaluation by the Company and its representatives.

Absence of Litigation

. Except as set forth in the reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the reporting requirements of the 1934 Act, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock, any securities of the Company or any of the Company’s officers or directors in their capacities as such.

4.9No Group. The Company acknowledges that, to the Company’s knowledge, the Investor is acting independently in connection with this Agreement and the transactions contemplated hereby, and is not acting as part of a “group” as such term is defined under Section 13(d) of the 1933 Act and the rules and regulations promulgated thereunder.

4.10Validity; Enforcement; No Conflicts. This Agreement and each other New Exchange Document to which the Company is a party have been duly and validly authorized,

executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.  The execution, delivery and performance by the Company of this Agreement and each other New Exchange Document to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.11Disclosure.  Other than as set forth in the 8-K Filing (as defined below), the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information.  The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

4.12Capitalization.  As of the date hereof, the Company has: (i) [     ] shares of Common Stock issued and outstanding and (ii) [          ] shares of Common Stock authorized and not outstanding (including treasury shares, if any) whether or not currently reserved for other securities of the Company.

4.13Control Account Holder Release Event. The Company hereby acknowledges and agrees that as of the date hereof, and after giving effect to the transactions contemplated hereby, the currently existing Control Account Holder Release Event that has occurred prior to the date hereof and that is in existence as of the date hereof, is continuing and in full force and effect on the same terms and is not affected by the transactions contemplated hereby.  For the avoidance of doubt, the foregoing means that the Control Account Holder Release Event existing as of the date hereof with respect to the Series 2016 Notes and Existing Series B Notes shall be carried over under the New Series B Notes.  Unless waived in writing by the Investor, the existing Control Account Holder Release Event with respect to the Investor will continue indefinitely.

4.14Reaffirmation.  The Company hereby: (x) acknowledges and agrees that the New Series B Notes issued in replacement of the 2016 Notes and the Series B Notes are deemed to constitute “Notes” as defined in the 2016 SPA and as used in the Security Agreement such that all references in the Security Agreement and other New Exchange Documents to the Notes shall include the New Notes, (y) reaffirms its Obligations (as defined in the Security Agreement) and

(z) further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Security Agreement, any other Security Document, the Series B Notes, the 2016 Notes or other Company Notes, to: (x)             , in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for the holders of the 2016 Notes issued pursuant to the 2016 SPA and (y) each holder of the 2016 Notes, as collateral security for the Obligations (as defined in the Security Agreement) in accordance with their respective terms and (z) acknowledges that all of such Liens and all Collateral (as defined in the Security Agreement) heretofore pledged as security for such Obligations, continue to be and remain collateral for such Obligations from and after the date hereof. For the avoidance of doubt, except as expressly set forth herein, the 2017 Exchange Agreement remains in full force and effect.

4.15No Novation.  The Company hereby acknowledges that the New Notes are not in any way intended to (1) constitute a novation of the obligations and liabilities existing under the 2016 Notes, the Series A Notes or the Series B Notes or evidence payment of all or any portion of such obligations and liabilities thereunder or (2) impair or affect the Liens granted, pledged or assigned by the Company to: (x) the Collateral Agent for the holders of the 2016 Notes in accordance with the terms of the Security Documents and (y) each holder of the 2016 Notes in accordance with the terms of the 2016 Notes.

Representations and Warranties of the Investor

.  The Investor hereby represents, warrants and covenants that:

Authorization

.  The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

Accredited Investor Status; Investment Experience

. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Investor can bear the economic risk of its investment in the New Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the New Securities.

No Governmental Review

. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the New Securities or the fairness or suitability of the investment in the New Securities nor have such authorities passed upon or endorsed the merits of the offering of the New Securities.

Validity; Enforcement; No Conflicts

. This Agreement and each other New Exchange Document to which the Investor is a party have been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Investor of this Agreement and each other New Exchange Document to which the Investor is a party and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Investor, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

5.5Ownership of Existing 2016 Note, Existing Series B Note, Exchange Preferred Shares and Exchange Warrants.  The Investor owns and holds, beneficially and of record, the entire right, title, and interest in and to the Existing 2016 Note, Existing Series B Note, Exchange Preferred Shares and Exchange Warrants free and clear of all rights and Liens (other than pledges or security interests (x) arising by operation of applicable securities laws and (y) that the Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Investor has full power and authority to transfer and dispose of the Existing 2016 Note, Existing Series B Note, Exchange Preferred Shares and Exchange Warrants to the Company free and clear of any right or Lien.  Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any Person to acquire all or any part of the Existing 2016 Note, Existing Series B Note, Exchange Preferred Shares and Exchange Warrants or any shares of Common Stock issuable upon conversion of the Existing 2016 Note, Existing Series B Note or Exchange Preferred Shares or upon exercise of the Exchange Warrants.

5.6Exemption; No Consideration.  The Investor acknowledges and agrees that the Exchanges have been, are being or will be, as applicable, made in reliance upon the exemption from registration provided by Section 4(a)(2) and Rule 144(d)(3)(ii) of the 1933 Act and the securities of the Company being issued to the Investor in such exchanges will be issued exclusively in exchange for the surrender and cancellation of the Existing 2016 Note, Existing Series B Note, Exchange Preferred Shares and Exchange Warrants and no other consideration has or will be paid for the New Securities to effect such exchanges hereunder or under the 2017 Exchange Agreement.

Additional Covenants

6.1Disclosure.  The Company shall, on or before 8:30 a.m., New York City time, on April [__], 2017 issue a press release and Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and attaching the form of this Agreement and any other New Exchange Document as exhibits thereto to the extent not previously filed with the SEC (such Current Report on Form 8-K with all exhibits attached thereto, the “8-K Filing”).  From and after the filing of the 8-K Filing, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing.  The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Investor with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Investor.  To the extent that the Company delivers any material, non-public information to the Investor without the Investor's express prior written consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation.  In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect.  The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

6.2Listing.  The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the New Conversion Shares upon each Eligible Market (as defined in the Series B Notes) upon which the Common Stock is then listed or designated for quotation (as applicable) (subject to official notice of issuance) and shall maintain such listing of all such shares from time to time issuable under the terms of the New Exchange Documents.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.2.

6.3Holding Period.  For the purposes of Rule 144 of the 1933 Act, the Company acknowledges and agrees that (i) the holding period of the Existing Series B Notes may be tacked onto the holding period of the New Series B Notes (and upon conversion of the New Series B Notes, the holding period of the Existing Series B Notes and the New Series B Notes may be tacked onto the holding period of the shares of Common Stock issuable pursuant to the terms of the New Series B Conversion Shares, (ii) the holding period of the Existing Preferred Shares may be tacked onto the holding period of the New Series A Note issued in exchange for such Existing Preferred Shares (and upon conversion of such New Series A Notes, the holding period of the Existing Preferred Shares and such New Series A Notes may be tacked onto the holding period of the shares of Common Stock issuable pursuant to the terms of the New Series A Conversion Shares and (iii) the holding period of the Existing 2016 Notes may be tacked onto the holding period of the New Series A Note issued in exchange for such Existing 2016 Notes (and upon conversion of such New Series A Notes, the holding period of the Existing Preferred Shares and such New Series A Notes may be tacked onto the holding period of the shares of Common Stock issuable pursuant to the terms of the New Series A Conversion Shares, including, without limitation, upon conversion or otherwise).  The Company agrees not to take a position contrary thereto or inconsistent with this Section 6.3.

6.4Blue Sky.  The Company shall make all filings and reports relating to each Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

6.5Fees and Expenses.    Except as otherwise set forth above, each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

6.6Control Account Holder Release.  On or prior to the Closing Date, the Company hereby acknowledges that the Investor has elected to effect, a Control Account Holder Release (as defined in the Series B Note) resulting in the reduction of the equivalent aggregate principal amount of such Series B Note in accordance with Section 17(b)(ii) of the Series B Note (the “Current Control Account Holder Release”).

7.Miscellaneous

Successors and Assigns

.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Governing Law; Jurisdiction; Jury Trial

. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE

HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Titles and Subtitles

.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Notices

.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Great Basin Scientific, Inc.
2441 South 3850 West
Salt Lake City, UT 84120
Telephone: (801) 990-1055 ext. 112
Facsimile: (801) 990-1051
Attention: Jeff Rona

With a copy to:

Mitchell Silberberg & Knupp LLP
11377 W. Olympic Blvd.
Los Angeles, CA 90064
Attention: Kevin Friedman, Esq.
Email: kxf@msk.com

and

Kelley Drye & Warren LLP
101 Park Avenue
New York, NY 10178
Telephone: 212-808-7540
Facsimile: (212) 808-7897
Attention:  Michael Adelstein, Esq.
Email:  madelstein@kelleydrye.com

If to the Investor, to its address, facsimile number and e-mail address set forth on its signature page hereto,

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

Finder’s Fees

.  Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction (excluding any fees required to be paid by the Company to the Placement Agent in connection with the New Exchange Documents).  The Company shall indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

Amendments and Waivers

.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

Severability

.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Entire Agreement

.  This Agreement together with the other New Exchange Documents, represents the entire agreement and understandings between the parties concerning the New Series B Exchange and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof.  Except as expressly set forth herein, nothing herein shall amend, modify or waive any term or condition of the other New Exchange Documents.

Counterparts

.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.10Interpretation.  Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

7.11No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.12Survival.  The representations, warranties and covenants of the Company and the Investor contained herein shall survive the Closing and delivery of the New Securities.

7.13Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.14No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.15Independent Nature of Investor's Obligations and Rights.  The obligations of the Investor under this Agreement are several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Other Agreement.  Nothing contained herein or in any Other Agreement, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Investor and the Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

7.16Equal Treatment Acknowledgement; Most Favored Nations.  The parties hereto herby acknowledge and agree that, in accordance with Section 9(e) of each of the 2015 SPA and the 2016 SPA, the Company is obligated to present the terms of this offering to each Other Investor; provided that each Other Agreement shall be negotiated separately with each Other Investor and shall not in any way be construed as the Investor or any Other Investor acting in concert or as a group with respect to the purchase, disposition or voting of securities of the Company or otherwise.  The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Person with respect to any Exchange, including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating to any Exchange (each an “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Investor and this Agreement.  If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Investor or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor.  The provisions of this Section 7.16 shall apply similarly and equally to each Settlement Document.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

GREAT BASIN SCIENTIFIC, INC.

By:

Name:

Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

INVESTOR:

________________________________

By:

Name:

Title:

Address for Notices:

_________________________________________

_________________________________________

_________________________________________

Fax#: ________________

SSN#: ________________

Number of Existing Preferred Shares: ________________	Aggregate Principal Amount of Existing 2016 Note: __________________________
Shares of Common Stock issuable upon exercise of Existing 2015 Warrants: _________________	Aggregate Principal Amount of Existing Series B Note: __________________________
Shares of Common Stock issuable upon exercise of Existing 2016 Warrants: ________________________________ _________________	Aggregate Amount of Restricted Cash if any: __________________________